PROMISSORY NOTE

$479,285.00                      Conyers, Georgia                 April 30, 2000


         FOR VALUE RECEIVED, the undersigned, CYNTECH TECHNOLOGIES, INC. ("Maker"), a Utah corporation whose mailing address and principal office is 4305 Derbyshire Trace, SE, Conyers, Georgia 30094, hereby promises to pay to LASKA & ASSOCIATES ("Payee"), a Georgia corporation whose mailing address is 1028 First Avenue, Columbus, GA 31901, the principal sum of Four Hundred and Seventy-nine Thousand Two Hundred Eighty-five Dollars and No/100 Dollars ($479,285.00), in lawful money of the United States of America for payment of private debts, together with interest (calculated on the basis of the actual number of days elapsed but computed as if each year consisted of 360 days) on the unpaid principal balance from time to time outstanding at a rate, except as otherwise provided in this Note, of twelve percent (12%) per annum. All past due amounts and accrued interest thereon shall bear interest at the maximum rate permitted under Georgia law, compounded quarterly, until paid.

         1. Payment. This Note shall be due and payable thirty (30) days after demand, so long as demand is made after May 1, 2002.

         2. Time and Place of Payment. If any payment falls due on a day which is considered a legal holiday in the state of Georgia, Maker shall be entitled to delay such payment until the next succeeding regular business day, but interest shall continue to accrue until the payment is in fact made. Each payment or prepayment hereon must be paid at the office of Payee set forth above, or at such other place as the Payee or other Payee may from time to time designate in writing.

         3. Prepayment. Maker reserves the right and privilege of prepaying this
Note in whole or in part at any time, or from time to time, without notice, premium, charge, or penalty. Prepayments on this Note shall be applied first to accrued and unpaid interest to the date of such prepayment, next to expenses for which Payee is due to be reimbursed under the terms of this Note, and then to the unpaid principal balance hereof.

         4. Conversion. Subject to, and in compliance with, the provisions contained herein, the Payee is entitled, at Payee's option, at any time prior to maturity, to convert this Note (or any portion of the principal amount and accrued interest hereof), into fully paid and nonassessable shares (calculated as to each conversion to the nearest share) of common stock, par value $0.001 per share, of the Maker (the "Shares") at the rate of one share for each $1.00 of principal amount and accrued interest of this Note, subject to such adjustment in such conversion price, if any, as may be required by the provisions of this Note, by surrender of this Note, duly endorsed (if so required by Maker) or assigned to the Maker or in blank, at the offices of the Maker, accompanied by written notice to the Maker, including an Investment Letter as described below, that the Payee elects to convert this Note or, if less than the entire principal amount hereof and accrued interest is to be converted, the portion hereof to be converted. No fractions of Shares shall be converted.

         5. Investment Letters. If the Payee elects to convert this Note
(or any portion of the principal amount and accrued interest hereof), into fully paid and nonassessable shares, the Payee shall execute an Investment Letter, in a form acceptable to the Maker, representing that the Shares are being acquired without a view to, or for, resale in connections with any distribution of such Shares or any interest therein without registration under the Securities Act of 1933, and that the Payee has no direct or indirect participation in any such undertaking or in the underwriting of such an undertaking. The Maker may refuse to transfer the Shares if any circumstances are present reasonably indicating that the Payee's representations are not accurate.

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         6. Default. Without notice or demand (which are hereby waived), the entire unpaid principal balance of, and all accrued interest on, this Note shall immediately become due and payable at the option of the Payee upon the occurrence of one or more of the following events of default ("Events of Default"):

                  (a) The failure or refusal of Maker to pay principal of or accrued interest on this Note within ten (10) days of when the same becomes due in accordance with the terms hereof.

                  (b) The failure or refusal of Maker punctually and properly to perform, observe, and comply with any covenant or agreement contained herein, and such failure or refusal continues for a period of thirty
         (30) days after Maker has (or, with the exercise of reasonable investigation, should have) notice hereof.

                  (c) Maker shall (i) voluntarily seek, consent to or acquiesce in the benefit or benefits of any Debtor Relief Law (defined hereinafter), or (ii) become a party to (or be made the subject of) any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the Rights (defined hereinafter) of Payee granted herein (unless, in the event such proceeding is involuntary, the petition instituting same is dismissed within 60 days of the filing of same). "Debtor Relief Law" means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar Laws from time to time in effect affecting the Rights of creditors generally. "Rights" means rights, remedies, powers, and privileges. "Laws" means all applicable statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of any state, commonwealth, nation, territory, possession, county, parish, municipality, or Tribunal. "Tribunal" means any court or governmental department, commission, board, bureau, agency or instrumentality of the United States or of any state, commonwealth, nation, territory, possession, county, parish, or municipality, whether now or hereafter constituted and/or existing.

                  (d) The failure to have discharged within a period of thirty
         (30) days after the commencement thereof any attachment, sequestration or similar proceeding against any of the assets of Maker, or the loss, theft or destruction of, or occurrence of substantial damage to a material part of the assets of Maker, except to the extent adequately covered by insurance.

                  (e) Maker fails to pay any money judgment against it at least ten (10) days prior to the date on which any of Maker's assets may be lawfully sold to satisfy such judgment.

If any one or more of the Events of Default specified above shall have happened, the Payee may, at Payee's option, (i) declare the entire unpaid balance of principal of and accrued interest on this Note to be immediately due and payable without notice or demand, (ii) offset against this Note any sum or sums owed by the Payee to Maker, (iii) reduce any claim to judgment, (iv) foreclose all liens and security interests securing payment thereof or any part thereof and/or (v) proceed to protect and enforce its rights either by suit in equity and/or by action of law, or by other appropriate proceedings, whether for the specific performance of any covenant or agreement contained in this Note, or in aid of the exercise granted by this Note, of any right, or to enforce any other legal or equitable right or remedy of the Payee.

         7. Cumulative Rights. No delay on the part of the Payee in the exercise of any power or right or single partial exercise of any such power or right under this Note, or under any other instrument executed pursuant hereto shall operate as a waiver thereof.

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         8. Collection Costs. If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity or in bankruptcy, receivership or other court proceedings, Maker agrees to pay all costs of collection, including but not limited to court costs and reasonable attorney's fees of the Payee.

         9. Waiver. Maker, and each surety, endorser, guarantor, and other party liable for the payment of any sums of money payable on this Note, jointly and severally waive presentment and demand for payment, protest, and notice of protest and nonpayment, or other notice of default except as specified herein and agree that their liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any partial payment, any release or change in any security for the payment of this Note, before or after maturity, regardless of the number of such renewals, extensions, indulgences, releases, or changes.

         10. Notices. Any notice or demand given hereunder by the Payee shall be deemed to have been given and received (a) when actually received by Maker, if delivered in person, or (b) if mailed, on the earlier of the date actually received or (whether ever received or not) two business days after deposit in the U. S. Mail, postage prepaid, addressed to Maker at its address on the first page.

         11. Successor and Assigns. All of the covenants, stipulations, promises and agreements in this Note contained by or on behalf of Maker shall bind its successors and assigns, whether so expressed or not; provided, however, that neither Maker nor Payee may, without the prior written consent of the other, assign any rights, powers, duties, or obligations under this Note.

         12. Headings. The headings of the paragraphs of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

         13. Applicable Law. This Note is being executed and delivered, and is intended to be performed, in the state of Georgia, and the substantive laws of such state shall govern the validity, construction, enforcement and interpretation of this Note except insofar as federal laws shall have application.


         EXECUTED effective the year and date first above written.

                                               CYNTECH TECHNOLOGIES, INC.


                                               By /s/ R. Frank Meyer
                                                  ---------------------------
                                                  R. Frank Meyer, President

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